SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2006
QUESTCOR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	001-14758 (Commission File Number)	33-0476164 (I.R.S. Employer Identification No.)

3260 Whipple Road, Union City, California (Address of Principal Executive Offices)	94587 (Zip Code)
Registrant’s telephone number, including area code: (510) 400-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is furnished by Questcor Pharmaceuticals, Inc., a California corporation (the “Company” or “Questcor”), in connection with the matters described herein.
Item 3.02. Unregistered Sale of Equity Securities.
     See the disclosure set forth under Item 7.01, which is incorporated by reference into this Item 3.02.
Item 7.01. Regulation FD Disclosure.
     On January 3, 2006, the Company made a total payment of $7,841,490 to redeem outstanding Series B Convertible Preferred Stock. Prior to the January 3, 2006 redemption date, the Company issued 1,328,091 shares of Questcor common stock to the Series B stockholders upon conversion of part of their Series B Convertible Preferred Stock. The Company notified the holders of its Series B Convertible Preferred Stock on November 18, 2005 of its intent to redeem all the outstanding Series B shares. The Series B stockholders had the option to avoid the redemption by converting all or part of their Series B Convertible Preferred Stock into Questcor common stock prior to the redemption date.
     Pursuant to Section 3(9) of the Securities Act of 1933, as amended (the “Act”), the Company claims an exemption from the registration requirements of the Act for the shares of Questcor common stock issued in the conversion of the Series B Convertible Preferred Stock.
     The redemption and conversion of the Series B Convertible Preferred Stock eliminates the Series B Convertible Preferred Stock from the Company’s capital structure and with it the Series B cash dividend obligation of 10% in each of 2006 and 2007 and 12% thereafter, the Series B liquidation preference of $8,375,000 and the Series B restrictive covenants. The Series B stockholders retained warrants to purchase 3,025,091 shares of Questcor common stock at $0.94 per share that were acquired by the Series B stockholders in connection with their purchase of the Series B Convertible Preferred Stock. Subsequent to the redemption and conversion of the Series B Convertible Preferred Stock, there were approximately 54.5 million shares of Questcor common stock outstanding.
     On January 4, 2006, Questcor issued a press release announcing the results of its Series B Convertible Preferred Stock redemption. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     The foregoing information is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
(c)           Exhibits.
99.1	Press release furnished by Questcor Pharmaceuticals, Inc. dated January 4, 2006, announcing the results of the Company’s Series B Convertible Preferred Stock redemption, referred to in Item 7.01 above.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2006	QUESTCOR PHARMACEUTICALS, INC.
	By:	/s/ JAMES L. FARES
James L. Fares
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release furnished by Questcor Pharmaceuticals, Inc. dated January 4, 2006, announcing the results of the Company’s Series B Convertible Preferred Stock redemption.